http://www.gses.com

FOR IMMEDIATE RELEASE

GSE Systems Announces Private Placement Financing

Baltimore, Maryland, June 18, 2007 -- GSE Systems, Inc. (GSE) (AMEX:GVP), a leading global provider of real-time simulation and training solutions to the energy, process, manufacturing and government sectors, today announced that it has entered into agreements with two institutional investors for the private placement of 1,666,667 common shares at a price of $6.00 per share. Net proceeds to GSE from the transaction will be approximately $9.3 million, after deducting the fees and expenses of the placement agent.

The financing also includes the issuance to the investors of five-year warrants to purchase a total of 166,667 common shares at an exercise price of $6.00 per share. GSE has granted registration rights for both the common shares and the common shares issuable upon exercise of the warrants and is required to file a resale registration statement within 60 days of the closing of the transaction. Purchasers of the newly issued common shares include an existing shareholder as well as a new investor. GSE expects to close the transaction on or before June 22, 2007, subject to the satisfaction of customary closing conditions and approval of the American Stock Exchange.

The securities being sold have not been registered under the Securities Act of 1933, or any state securities laws and may not be offered or sold in the United States absent registration or an exemption from the registration requirements of the Securities Act and applicable state laws.

"We are very pleased to announce this financing with investors that share our excitement for the near and long term growth potential of our company", stated John V. Moran, GSE's Chief Executive Officer. "We believe the ability to enhance our balance sheet at this time and under these attractive terms serves well all shareholders of GSE. A strong balance sheet allows us to confidently position our Company to capitalize on the expanding number of opportunities before us in both our nuclear and non-nuclear business segments. A strong balance sheet is also important to maintain the confidence of our customers that GSE will continue to be at the forefront of providing the advanced technologies and services they have come to expect from us as they enter into what in many instances are large multi-year relationships."

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GSE Systems, Inc. provides training simulators and educational solutions. The Company has over three decades of experience, over 321 installations, and 100 customers in more than 25 countries. Our software, hardware and integrated training solutions leverage proven technologies to deliver real-world business advantages to the energy, process, manufacturing and government sectors worldwide. GSE Systems is headquartered in Baltimore, Maryland. Our global locations include offices in St. Marys, Georgia; Atlanta, Georgia, Sweden, and China. Information about GSE Systems is available via the Internet at http://www.gses.com.

This news release contains forward-looking statements that involve risks and uncertainties. We use words such as "expects", "intends" and "anticipates" to indicate forward looking statements. The actual future results of GSE Systems may differ materially due to a number of factors, including but not limited to, delays in introduction of products or enhancements, size and timing of individual orders, rapid technological changes, market acceptance of new products and competition. These and other factors are more fully discussed in the Company's annual report, and in statements filed with the Securities and Exchange Commission.

If any one or more of these expectations and assumptions proves incorrect, actual results will likely differ materially from those contemplated by the forward-looking statements. Even if all of the foregoing assumptions and expectations prove correct, actual results may still differ materially from those expressed in the forward-looking statements as a result of factors we may not anticipate or that may be beyond our control. While we cannot assess the future impact that any of these differences could have on our business, financial condition, results of operations and cash flows or the market price of shares of our common stock, the differences could be significant. We do not undertake to update any forward-looking statements made by us.

AT THE COMPANY   INVESTOR RELATIONS CONTACT
John V. Moran    Feagans Consulting Inc.
Chief Executive Officer   Neal Feagans
Phone: 410-277-3741   Phone: 303-449-1184